UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2009

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices, including zip code)

(859) 586-0600
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01 Other Events.

On August 7, 2009, Pomeroy IT Solutions, Inc. (the “Company”) announced that the purported class action lawsuit that was filed on May 29, 2009, in the Court of Chancery of the State of Delaware was dismissed upon a voluntary motion to dismiss made by plaintiff and the Chancery Court’s subsequent entry of an Order of Dismissal.  The defendants in this lawsuit (as reported in our Form 8-K filed with the Securities and Exchange Commission on June 9, 2009) were the Company, its six independent directors, David B. Pomeroy, II, a director of the Company and its largest stockholder, and Hebron LLC and Desert Mountain Acquisition Co., which are companies that are controlled by Mr. Pomeroy.  The complaint, which was amended on July 7, 2009, alleged, among other things, that the Company’s directors were in breach of their fiduciary duties to stockholders in connection with the Company’s entry into an agreement and plan of merger with Hebron LLC, Desert Mountain Acquisition Co., and, with respect to certain sections of the merger agreement only, David B. Pomeroy, II, on May 19, 2009, as amended on June 9, 2009, and June 20, 2009 (the “Agreement”).

The previously reported purported class action complaint that was filed on May 22, 2009 in the Commonwealth of Kentucky Boone Circuit Court remains pending.  As reported in the Company’s Form 8-K filed with the Securities and Exchange Commission on June 2, 2009, this lawsuit is against the Company and certain of the Company’s current and former directors, including Mr. Pomeroy, along with Hebron LLC and Desert Mountain Acquisition Co.    The Company and its directors continue to believe that the allegations in the complaint are without merit and intend to vigorously defend against the claims and causes of action asserted in this legal matter.

Further Information About the Transaction

In connection with the proposed merger, we plan to file a proxy statement with the Securities and Exchange Commission ("SEC"). INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to our stockholders. Investors and stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by us with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and our other filings with the SEC may also be obtained from us. Free copies of our filings may be obtained by directing a request to Pomeroy IT Solutions, Inc., 1020 Petersburg Road, Hebron, KY 41048, Attention: Secretary.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from our shareholders with respect to the proposed merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in our proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of our common stock as of April 6, 2009 is also set forth in our proxy statement for our 2009 annual meeting of stockholders, which was filed with the SEC on April 23, 2009. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

On August 7, 2009, the Company also announced that is Second Quarter earnings release conference call will be held on Monday, August 24, 2009, at 4:30 PM EDT.

The press release is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

Section 9. – Financial Statements and Exhibits

Item 9.01 Financial statements and Exhibits

(d)	Exhibits

99.1	Press release, dated August 7, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Pomeroy IT Solutions, Inc.

Date: August 7, 2009		/s/ Christopher C. Froman
	By:	Christopher C. Froman
President and Chief Executive Office